Exhibit 32.1

CERTIFICATION

I, Gary Y. Kusumi, Chief Executive Officer of Affirmative Insurance Holdings, Inc. (the Company), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 to the best of my knowledge, that:

(1)	the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2010 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being furnished solely for purposes of Section 906.

Date: November 15, 2010

/s/ Gary Y. Kusumi
Gary Y. Kusumi
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the U.S. Securities and Exchange Commission or its staff upon request.